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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 2001 (except for Note 19, as to which the
date is           , 2001), in the Registration Statement (Form S-1) and related
Prospectus of Omnicell, Inc. for the registration of         shares of its
common stock.

Our audits also included the financial statement schedule of Omnicell, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                               ERNST & YOUNG LLP

San Jose, California

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The foregoing consent is in the form that will be signed upon completion of the name change and reverse stock split described in Notes 1 and 19 to the consolidated financial statements.

                                                           /s/ ERNST & YOUNG LLP

San Jose, California
March 14, 2001